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                                                                   EXHIBIT 23.E

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our reports dated February 8, 1996 (except with respect to the matter discussed in Note 3, as to which the date is March 7, 1996), included in the Annual Report of Tenneco Inc. on Form 10-K, as amended, for the year ended December 31, 1995, and August 19, 1996 for (i) the Businesses of Tenneco Energy included in the Joint Proxy Statement-Prospectus which is a part of this Registration Statement; (ii) the Businesses of New Tenneco included in the New Tenneco Information Statement attached to this Registration Statement as Appendix C; and (iii) the Businesses of Newport News included in the Newport News Information Statement attached to this Registration Statement as Appendix D; and to all references to our Firm included in this Registration Statement.

                                          ARTHUR ANDERSEN LLP

Houston, Texas
August 27, 1996